Exhibit 10.1

AMENDMENT #2 TO THE CONVERTIBLE PROMISSORY NOTE

ISSUED ON NOVEMBER 2, 2017

THIS AMENDMENT #2 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON November 2, 2017, (the “Amendment”) is made effective as of August 16, 2018 (the “Effective Date”), by and between MAGELLAN GOLD CORPORATION., a Nevada corporation (the “Company”), and EMA Financial, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.     WHEREAS, The Company and Holder are the parties to that certain convertible promissory note originally issued by the Company to the Holder on November 2, 2017, in the original principal amount of $125,000.00 (the “Note”); and

B.     WHEREAS, certain Events of Default (as defined in the Note) have occurred; and

C.     WHEREAS, on or about June 8, 2018 the Parties amended the Note (“Amendment No. 1”);

D.     WHEREAS, the Parties now desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                During the period beginning on the Effective Date until September 30, 2018, unless an Event of Default (as defined in the Note) occurs, or the Company breaches any provision or representation in this Amendment, the Holder shall not effectuate a conversion under the Note at a Conversion Price below $0.018.

2.                Upon the: (i) occurrence of an Event of Default (as defined in the Note), or Company’s breach of any provision or representation in this Amendment Holder shall automatically, immediately and without further action be entitled to all its rights, privileges, and preferences under the Note.

3.                This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note, and Amendment No, 1. Except as specifically modified hereby, all of the provisions of the Note, and Amendment No. 1 which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

4.                This Amendment may be delivered by email and may be executed in counterparts each of which will be an original and both of which will constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Magellan Gold Corporation By: /s/ Pierce Carson Name: Pierce Carson Title: President & CEO	EMA Financial, LLC By: /s/ Jamie Beitler Name: Jamie Beitler Title: Authorized Signatory